SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
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[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                            ECC International Corp.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X] No fee required.
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      to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   1) Amount Previously Paid:

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

                             ECC INTERNATIONAL CORP.

                                                                October 30, 2001

Dear Fellow Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of ECC International Corp. to be held at 2001 West Oak Ridge Road in Orlando, Florida, on November 30, 2001 at 10:00 a.m., Eastern Standard Time. The Board of Directors and management look forward to personally greeting those stockholders able to attend.

     At this meeting, as set forth in the accompanying Notice of Annual Meeting and Proxy Statement, stockholders will be asked to consider and act upon: (i) the election of the Board of Directors to serve for a one-year term and (ii) the ratification of the selection of PricewaterhouseCoopers, LLP as the Company's independent public accountants for the current fiscal year.

     Your vote is important, regardless of the number of shares you own. We urge you to sign, date and mail the enclosed proxy card as soon as possible, even if you currently plan to attend the annual meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend the meeting.

     On behalf of the Board of Directors, thank you for your continued support.

                                                     Sincerely,

                                                     /s/ James C. Garrett

                                                     JAMES C. GARRETT
                                                     President and
                                                     Chief Executive Officer

                             ECC INTERNATIONAL CORP.

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
   ECC INTERNATIONAL CORP.:

     Notice is hereby given that the Annual Meeting of Stockholders of ECC International Corp., a Delaware corporation (the "Company"), will be held at 2001 West Oak Ridge Road in Orlando, Florida, on November 30, 2001 at 10:00 a.m., Eastern Standard Time (the "Meeting"), to consider and act upon the following matters:

     1. To elect a Board of Directors to serve until the next Annual Meeting of Stockholders of the Company or until their successors are duly elected and qualified.

     2. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent public accountants for the current year.

     3. To transact such other business, if any, as may properly come before the Meeting and any adjournments thereof.

    The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

    Holders of record of the Company's Common Stock, $.10 par value per share, as of the close of business on October 19, 2001 will be entitled to notice of and to vote at the Meeting and any adjournments thereof. A list of stockholders is open for examination to any stockholder at the principal executive offices of the Company, 2001 West Oak Ridge Road, Orlando, Florida 32809-3803 and will be available at the Meeting.

         By Order of the Board of Directors,

         /s/ Melissa Van Valkenburgh

         Melissa Van Valkenburgh, Secretary

Orlando, Florida
October 30, 2001

    WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD. IF YOU ARE PRESENT AT THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY.

                             ECC INTERNATIONAL CORP.
                            2001 West Oak Ridge Road
                             Orlando, FL 32809-3803

                                ----------------

                                PROXY STATEMENT

                  For the Annual Meeting of Stockholders to be
                           Held on November 30, 2001

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ECC International Corp., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders of the Company to be held at 2001 West Oak Ridge Road in Orlando, Florida, on November 30, 2001 at 10:00 a.m., Eastern Standard Time (the "Meeting"), and all adjournments thereof. The matters to be considered and acted upon at the Meeting are described below in this Proxy Statement.

     All shares represented by proxies will be voted in the manner specified on the proxy. Any proxy not specifying the contrary will be voted in the election of directors for the Board of Directors' nominees and in favor of the proposal regarding the selection of accountants. Stockholders giving proxies may revoke them by written request to the Secretary of the Company at any time prior to their being voted.

     The Notice of Meeting, this Proxy Statement, the enclosed proxy and the Company's Annual Report for the fiscal year ended June 30, 2001 are first being sent or given to the Company's stockholders on or about November 8, 2001. The Company will, upon written request of any stockholder, furnish without charge a copy of its Annual Report on Form 10-K for the year ended June 30, 2001, as filed with the Securities and Exchange Commission, without exhibits. Please address all such requests to the Company, 2001 West Oak Ridge Road, Orlando, Florida 32809-3803, Attention: Secretary. Exhibits will be provided upon written request and payment of an appropriate processing fee.

VOTING SECURITIES AND VOTES REQUIRED

     Holders of record of the Company's Common Stock, $.10 par value per share (the "Common Stock"), as of the close of business on October 19, 2001 (the "Record Date"), will be entitled to notice of and to vote at the Meeting and any adjournments thereof. As of the Record Date, there were outstanding and entitled to vote 7,830,285 shares of Common Stock. With respect to each matter to come properly before the Meeting, each holder of shares of Common Stock will be entitled to one vote per share.

     The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.

     The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the Meeting is required for election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting is required for the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees, who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on each matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on such matter.

    All shares represented by properly executed proxies will, unless such proxies have previously been revoked, be voted at the Meeting in accordance with the directions of the proxies. If no direction is indicated, the shares will be voted as recommended by the Board of Directors. A stockholder executing and returning a proxy has the power to revoke it at any time before it is voted by providing written notice of such revocation to the Secretary of the Company, by submitting a validly executed later-dated proxy, or by attending the Meeting and voting in person. The mere presence of a stockholder at the Meeting, however, will not constitute a revocation of a previously submitted proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of August 31, 2001, with respect to the beneficial ownership of Common Stock by (i) each person known by the Company to beneficially own more than five percent of the outstanding shares of Common Stock, (ii) each director and nominee for director,
(iii) each executive officer named in the Summary Compensation Table under the heading "Executive Compensation" below and (iv) all directors and executive officers of the Company as a group:

                                                                SHARES OF            PERCENTAGE OF
           NAME OF                                            COMMON STOCK         OUTSTANDING SHARES
       BENEFICIAL OWNER                                   BENEFICIALLY OWNED(1)    OF COMMON STOCK(2)
       ----------------                                   ---------------------    ------------------
5% STOCKHOLDERS:
Dimensional Fund Advisors, Inc.
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401 ..............................     618,264(3)                  7.9%

Franklin Resources, Inc.
  77 Mariners Island Blvd
  San Mateo, CA 94404 .................................     545,000(4)                  7.0%

Steel Partners II, L.P.
  150 E. 52nd Street, 21st Floor
  New York, NY 10022 ..................................   2,290,200(5)                 29.2%

DIRECTORS:
Julian D. Demora ......................................     479,776(6)                  6.1%
James C. Garrett ......................................     396,000(7)                  4.8%
James R. Henderson ....................................     --                           --
Jesse L. Krasnow ......................................     104,252(8)                  1.3%
Warren G. Lichtenstein ................................   2,295,200(9)                 29.2%
Merrill A. McPeak .....................................    105,704(10)                  1.3%
Robert F. Mehmel ......................................     10,000(11)                    *

OTHER NAMED EXECUTIVE OFFICERS:
Glenn Andrew ..........................................     83,479(12)                  1.1%
Melissa Van Valkenburgh ...............................     58,557(13)                   *
All directors and executive officers as a group
   (9 persons) ........................................  3,532,968(14)                 42.0%

----------
* Percentage is less than 1% of the total number of outstanding shares of Common Stock.

1) The number of shares of Common Stock beneficially owned by each person or entity is determined under rules promulgated by the Securities and Exchange Commission (the "Commission"). Under such rules, beneficial ownership includes any shares as to which the person or entity has sole or shared voting power or investment power, and also includes any shares which the person or entity has the right to acquire within 60 days after August 31, 2001. Any references in these footnotes to stock options held by a person shall refer only to stock options currently exercisable or exercisable within 60 days after August 31, 2001. Unless otherwise indicated, each person or entity referred to above has sole voting and investment power with respect to the shares listed. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.

2) For purposes of this table, the total number of shares outstanding and the number of outstanding shares of Common Stock for each person is adjusted to include the number of shares of Common Stock subject to stock options held by such person.

3) On February 2, 2001, Dimensional Fund Advisors Inc., filed a Schedule 13G pursuant to Section 13 of the Exchange Act and the rules promulgated thereunder reporting its beneficial ownership of shares of Common Stock. Dimensional Fund Advisors Inc. reported sole dispositive and voting power over 618,264 of such beneficially owned shares of Common Stock.

4) On January 30, 2001, Franklin Resources, Inc., filed a Schedule 13G pursuant to Section 13 of the Exchange Act and the rules promulgated thereunder reporting its beneficial ownership of shares of Common Stock. Franklin Resource, Inc., reported sole dispositive and voting power over 545,000 of such beneficially owned shares of Common Stock.

5) On February 29, 2000, Steel Partners II, L.P., filed a Schedule 13D pursuant to Section 13 of the Exchange Act and the rules promulgated thereunder reporting its beneficial ownership of shares of Common Stock. Steel Partners II, L.P., reported sole dispositive and voting power over 2,290,200 of such beneficially owned shares of Common Stock.

6) Includes 469,776 shares which are held in trust for the benefit of Mr. Demora and 10,000 shares subject to outstanding stock options.

7)   Includes 346,000 shares subject to outstanding stock options.

8) Includes 20,100 shares which are held in trust for the benefit of Mr. Krasnow's three children and 84,152 shares held jointly by Mr. Krasnow and his wife.

9) Includes shares described in (5) and 5,000 shares owned directly by Mr. Lichtenstein. Mr. Lichtenstein is the Chairman of the Board for Steel Partners L.L.C., the general partner of Steel Partners II, L.P., and as a result, may be considered the beneficial owner of the shares held by Steel Partners II, L.P., although Mr. Lichtenstein disclaims such beneficial ownership, except as to his pecuniary interest therein.

10)  Includes 70,000 shares subject to outstanding stock options.

11)  Consists of 10,000 shares subject to outstanding stock options.

12)  Includes 82,086 shares subject to outstanding stock options.

13)  Includes 58,000 shares subject to outstanding stock options.

14)  Includes the shares described in notes 6-13 above.

                              ELECTION OF DIRECTORS

     The persons named in the enclosed proxy (James C. Garrett and Jesse Krasnow) will vote to elect as directors of the Company the seven nominees named below unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. Each nominee has consented to being named in this Proxy Statement and to serve as a director if elected.

     Each director will be elected to hold office until the next Annual Meeting of Stockholders or until his successor is duly elected and qualified. If for any reason any nominee should become unavailable for election prior to the Meeting, the person acting under the proxy may vote the proxy for the election of a substitute. It is not presently expected that any of the nominees will be unavailable. The affirmative vote of the holders of a plurality of the shares of the Common Stock of the Company present or represented at the Meeting is necessary for the election of the nominees named below.

     Set forth below are the name and age of each nominee for the Board and the positions and offices held by him, his principal occupation and business experience for at least the past five years, the names of other publicly held companies of which he serves as a director and the year of the commencement of his term as a director of the Company. Information with respect to the number of shares of Common Stock beneficially owned by each director as of August 31, 2001, appears under "Security Ownership of Certain Beneficial Owners and Management." There are no family relationships among any of the nominees for director and executive officers of the Company.

     JULIAN J. DEMORA, age 75, became a director in 1992. Mr. Demora is President of the construction and development company, Key Realty and Development, Inc.

     JAMES C. GARRETT, age 57, is President and Chief Executive Officer of the Company. He became a director in June 1998. Previously, Dr. Garrett served as Vice President and General Manager of the Raytheon E-Systems Communications Division from 1991 to June 1998.

     JAMES R. HENDERSON, age 43, became a director in 1999. He has been Vice President of Operations of Steel Partners L.L.C since August 1999. Previously, Mr. Henderson was employed by Aydin Corporation from June 1996 to June 1999, most recently as President and Chief Operating Officer. Prior to that, Mr. Henderson was employed by the Unisys Corporation, from May 1980 until May 1996, most recently as a Senior Financial Executive.

     JESSE L. KRASNOW, age 52, became a director in 1976. Mr. Krasnow is a Partner in the private investment firm of Lefferts/Fore LLC.

     WARREN G. LICHTENSTEIN, age 36, became a director in 1999. He has been the Chairman of the Board, Secretary and the Managing Member of Steel Partners LLC, the general partner of Steel Partners II, LP since January 1996. Prior to that, Mr. Lichtenstein was Chairman and a director of Steel Partners Ltd. from 1993 until January 1996. Mr. Lichtenstein serves on the Boards of Gateway Industries, Inc., Web Financial Corporation, Inc., US Diagnostic, Inc., Tandy Crafts, Inc., Puroflow Inc., and TAB Products Co.

     MERRILL A. MCPEAK, age 65, became a director in 1995. He served over twenty years in senior United States Air Force positions, culminating in four years as Chief of Staff from 1990 through 1994, retiring with the rank of General. General McPeak has served as President of McPeak & Associates, a consulting company, since 1994. General McPeak serves on the Boards of Directors of Tektronix, Inc., Trans World Airlines, Inc., and Centerspan Communications, Inc.

     ROBERT F. MEHMEL, age 39, became a director in 2000. Mr. Mehmel has been an Executive Vice President of Business Operations and Strategy for DRS Technologies since January 2000. Previously, he served as Director of Corporate Development for Jabil Circuit from July 2000 to January 2001. Prior to that, he was Vice President of Planning for L3 Communications from April 1997 to July 2000.

     On September 16, 1999, the Company entered into an agreement with Steel Partners II, L.P., and Warren G. Lichtenstein. Under the agreement, the Company agreed to cause, and has since caused, Mr. Lichtenstein and Mr. Henderson to be nominated by the Company's board of directors for election to its board at the annual meeting of its stockholders that was held on November 10, 1999. The Company agreed that until the termination of the agreement, the Board will recommend Messrs. Lichtenstein and Henderson as nominees to stockholders for election as directors at each annual meeting and the number of members of the board shall not exceed eight.

     In addition, under this agreement, the Company agreed that it shall not hold the 2001 annual meeting of its stockholders prior to June 30, 2001. The Company agreed to amend, and has since amended, its by-laws to allow any director or the entire board to be removed with or without cause at any special meeting of its stockholders held for such purpose, by the holders of a majority of the shares present at the meeting and entitled to vote thereat, with such provision to be in effect from the date immediately following its annual meeting held in the calendar year 2000 up to and including the date of its annual meeting held in calendar year 2001. Furthermore, the Company agreed that the amendment to its by-laws shall not be amended prior to the election of Mr. Lichtenstein and Mr. Henderson to the board and thereafter may not be amended without the consent of Mr. Lichtenstein and Mr. Henderson.

     Under the agreement, Steel Partners and Mr. Lichtenstein agree that they shall take all action such that the shares beneficially owned by them are voted, at any annual meeting or special meeting or by written consent in lieu of a meeting, for the slate of director nominees recommended by the majority of the directors of the Company. They agreed to be present, in person or by proxy, at all meetings of the Company's stockholders so that all of the shares beneficially owned by them may be counted for the purpose of determining the presence of a quorum at such meetings. They agreed that neither of them shall deposit any of the shares beneficially owned by them in a voting trust or make those shares subject to any arrangement or agreement with regard to the voting of such shares. They agreed that neither of them shall join a partnership, limited partnership, syndicate or other group, or act in concert with any other to acquire, hold, vote or dispose of any of the shares beneficially owned by them, or otherwise become a "person" within the meaning of Section 13 (d)(3) of the Securities Exchange Act of 1934, as amended. They agreed that neither of them shall call or join in a call for a special meeting of the Company's stockholders.

     The agreement is governed by the laws of the State of Delaware and shall terminate on its terms immediately following the date of the Company's annual meeting for the calendar year 2001, unless sooner terminated by either party due to the failure of the other party to perform or observe any material terms of the agreement.

BOARD AND COMMITTEE MEETINGS

     During the fiscal year ended June 30, 2001, the Board held four regular meetings and four special teleconference meetings. Every member of the Board attended at least 75% of the total number of meetings of the Board and of all committees of the Board on which they respectively served. The Company has an Audit Committee and an Organization and Compensation Committee. The Company does not have a Nominating Committee.

     The principal functions of the Audit Committee are to make recommendations to the Board regarding the appointment of the Company's independent public accountants, review and approve any major changes in accounting policy, review the arrangements for, and the scope and results of, the independent audit, review and approve the independent accountants' proposed fees for audit and non-audit services, and review the Company's policies and procedures for compliance with disclosure requirements with respect to conflicts of interest and for prevention of unethical, questionable or illegal payments. Messrs. Krasnow and Henderson compose the Audit Committee of the Board. Both members of the Audit Committee are independent. Messrs. Krasnow and Henderson attended all four meetings of that Committee held during fiscal year 2001.

     The principal functions of the Organization and Compensation Committee are to advise and guide the Board in determining executive officer compensation and to assist the Board in the administration of the Company's stock option plans. Messrs. Demora, Mehmel and McPeak compose the Organization and Compensation Committee of the Board. Messrs. Demora and McPeak attended all three meetings of that Committee held during fiscal year 2001. Mr. Memel attended the two meetings held since he joined that Committee in November 2000.

DIRECTORS' COMPENSATION

     All of the directors are reimbursed for expenses incurred in connection with their attendance at each Board and Committee meeting. Each non-employee director is paid annual fees of $20,000 plus $1,000 for each regular Board and Committee meeting attended and $500 for each special teleconference meeting that exceeds one-half hour. The Chairman of the Board, currently General McPeak, is paid annual fees of $40,000 plus $1,000 for each Board and Committee meeting attended and $500 for each special teleconference meeting that exceeds one-half hour.

     In accordance with the 1997 Director Equity Compensation Plan, upon election the Chairman of the Board receives 25,000 shares of stock options and 5,000 shares of stock options for each annual election thereafter to the Chairman's position. Other directors elected to the Board receive 10,000 shares of stock options upon election with exception of Messrs. Lichtenstein and Henderson.

     Beginning in fiscal year 2001, each Board member has the option to make an annual election to receive their compensation in either cash only or half-cash and half-stock with exception of Messrs. Lichtenstein and Henderson who must receive all of their compensation in cash.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on its review of copies of reports filed by reporting persons of the Company pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company believes that during fiscal year 2001 all filings required to be made by reporting persons of the Company were timely made in accordance with the requirements of the Exchange Act.


                             EXECUTIVE COMPENSATION

EMPLOYMENT AND SEVERANCE AGREEMENTS

     In June 1998, the Company and Dr. Garrett entered into an employment agreement providing for the employment of Dr. Garrett as the President and Chief Executive Officer of the Company for a three-year term ending on June 28, 2001. The agreement provides for an annual base salary of $250,000 as well as annual cash bonuses and stock option grants upon the satisfaction of certain agreed-upon goals and objectives. In addition, Dr. Garrett received a cash bonus of $50,000 upon the execution of the agreement, as well as reimbursement for certain relocation expenses. In connection with the agreement, Dr. Garrett was granted stock options to purchase an aggregate of 250,000 shares of common stock from the Company at an exercise price of $3.125 per share, vesting over three years, and purchased an additional 50,000 shares for an aggregate purchase price of $156,250 consisting of (i) $10,000 in cash and (ii) a promissory note in the principal amount of $146,250. The promissory note accrued interest at the rate of 5.58% per year and matured on June 15, 2001. Upon the expiration of the agreement without renewal, Dr. Garrett shall be entitled to receive continuing base salary and benefits for a period of 12 months. In the event that his employment with the Company is terminated without cause or for good reason (as defined therein), Dr. Garrett shall be entitled to receive continuing base salary and benefits for the remainder of the term of the agreement or for a period of 24 months, whichever is greater. Pursuant to a non-competition and non-solicitation agreement with the Company, Dr. Garrett has agreed not to compete with the Company during the term of his employment with the Company and for a period of two years thereafter.

     In May 2001, the Company extended the term of the Employment Agreement with Dr. Garrett and the maturity date of the Promissory Note to July 1, 2002. At that time the accrued interest was added to the principal amount of the Promissory Note resulting in a balance of $168,004 at June 30, 2001. The Company also entered into a Change of Control Contract with Dr. Garrett that provides for severance pay and incidental benefits if there is a change in control of the Company (as defined in the Change of Control Contract). The payment is a lump sum payment equal to 2.99 times one year's annual compensation plus 1.01 times annual compensation in consideration of agreeing to extend the non-competition and non-solicitation agreement for 48 months; provided, however, that if such severance payment, when added to any other payments or benefits that Dr. Garrett is entitled to receive under the Change of Control Contract, results in any amount of the severance payment being subject to the excise tax imposed by
Section 4999 of the Internal Revenue Code, as amended, then the amount that Dr. Garrett shall be scheduled to receive for abiding by all of the terms and conditions of the non-competition agreement shall be reduced so that no excise tax will be imposed on the severance payment. The agreement also provides Dr. Garrett with the right to replace all stock options whether vested or not with fully vested stock options (all of Dr. Garrett's stock options are fully vested), or alternatively the right to receive a cash payment for surrendering the options equal to the difference between the full exercise price of each option surrendered and the greater of the price per share paid by the acquirer in the change of control transaction or the market price of the Company's Common Stock on the date of the change of control.

     In August 1999, Mr. Andrew and Ms. Van Valkenburgh also entered into employment agreements with the Company. Pursuant to these agreements, each of them are entitled to receive continuing base salary and benefits for up to 24 months in the event of a termination of employment due to a Change in Control (as defined in such agreement). Mr. Andrew and Ms. Van Valkenburgh also entered into a non-competition and non-solicitation agreement pursuant to which they are prohibited from competing with the Company or soliciting the Company's employees during the term of employment and for a period of two years thereafter.

SUMMARY COMPENSATION

    The following table sets forth for each of the last three fiscal years certain information concerning the compensation of the Company's Chief Executive Officer during the fiscal year ended June 30, 2001 and three other executive officers of the Company, two of whom were serving as executive officers on June 30, 2001 (the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM
                                                                     COMPENSATION
                                                                     ------------
                                                                        AWARDS
                                                                     ------------
                                             ANNUAL COMPENSATION      SECURITIES
             NAME AND                       ---------------------     UNDERLYING        ALL OTHER
        PRINCIPAL POSITION          YEAR     SALARY       BONUS        OPTIONS       COMPENSATION(1)
        ------------------          ----    ---------    --------    ------------    ---------------

James C. Garrett ............        2001   $250,000      $6,700(2)   16,000         $48,920
  President and Chief                2000    250,000      62,500(3)   50,000          54,856
  Executive Officer                  1999    250,000      100,000      -              20,580

Glenn C. Andrew .............        2001   $200,000      $5,200(2)   12,000         $38,989
  Executive Vice                     2000    200,000      50,000(3)   20,000          44,595
  President                          1999    145,335      100,000     27,586          21,467

Melissa A. Van Valkenburgh ..        2001   $160,000      $2,500(2)   8,000          $71,433
  Vice President, Finance            2000    160,000      48,000(3)   10,000          64,832
  Chief Financial Officer            1999    43,077       25,000      25,000          739


----------
(1) Includes the following: (a) the Company's contributions under the Executive Savings Plan in 2001 for Messrs. Garrett and Andrew of $11,250 and $9,000, respectively, and for Ms. Van Valkenburgh of $7,200; (b) car allowance for Messrs. Garrett and Andrew of $6,581 and $6,525, respectively; (c) taxes paid by the Company for Messrs. Garrett and Andrew of $12,286 and $8,979, respectively, and for Ms. Van Valkenburgh of $25,748; (d) the Company's match to the 401K Plan in 2001 for Messrs. Garrett and Andrew of $5,250 and $5,250, respectively, and for Ms. Van Valkenburgh of $4,800; (e) relocation allowance for Ms. Van Valkenburgh of $28,302; (f) life insurance premiums paid for Messrs. Garrett and Andrew of $13,552 and $9,325, respectively, and for Ms. Van Valkenburgh of $5,382.

(2) Consists of bonuses earned during fiscal year 2001, but paid during fiscal year 2002.

(3) Consists of bonuses earned during fiscal year 2000, but paid during fiscal year 2001.

OPTION GRANTS

    The following table sets forth certain information concerning grants of stock options made during the fiscal year ended June 30, 2001 to each of the Named Executive Officers. The Company granted no stock appreciation rights during the fiscal year ended June 30, 2001.

OPTION GRANTS IN LAST FISCAL YEAR

                                                                                           POTENTIAL REALIZABLE
                                                    INDIVIDUAL GRANTS                        VALUE AT ASSUMED
                                   ---------------------------------------------------        ANNUAL RATES OF
                                   NUMBER OF     PERCENT OF                                     STOCK PRICE
                                   SECURITIES   TOTAL OPTIONS                                APPRECIATION FOR
                                   UNDERLYING    GRANTED TO     EXERCISE                      OPTION TERM(1)
                                    OPTIONS     EMPLOYEES IN    PRICE PER   EXPIRATION   -------------------------
              NAME                  GRANTED      FISCAL YEAR    SHARE(2)       DATE          5%            10%
              ----                 ----------   -------------   ---------   ----------   -----------   -----------
James C. Garrett................     30,000          22%         3.4375       8/9/2010    $64,854.76   $164,354.69
Glenn C. Andrew................      22,500          16%         3.4375       8/9/2010     48,641.07    123,266.02
Melissa A. Van Valkenburgh.....      15,000          11%         3.4375       8/9/2010     32,427.38    82,177.35

(1) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compound rates of appreciation (5% and 10%) on the market value of the Common Stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the option holder.

(2) All options were granted at fair market value as determined by the Board of Directors of the Company on the date of the grant.

OPTION EXERCISES AND YEAR-END VALUES

     No options were exercised by any of the named executive officers during the fiscal year ended June 30, 2001. The following table sets forth certain information concerning the number and value of unexercised options held by each of the named executive officers on June 30, 2001. No stock appreciation rights were exercised during fiscal 2001 by the named executive officers or were outstanding at year-end.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                           NUMBER OF
                                     SECURITIES UNDERLYING             VALUE OF UNEXERCISED
                                      UNEXERCISED OPTIONS              IN-THE-MONEY OPTIONS
                                      AT FISCAL YEAR-END               AT FISCAL YEAR-END(1)
      NAME                         EXERCISABLE/UNEXERCISABLE         EXERCISABLE/UNEXERCISABLE
      ----                         -------------------------         -------------------------
James C. Garrett                            330,000/0                       $122,500/$0
Glenn C. Andrew                              70,086/0                       $ 52,966/$0
Melissa A. Van Valkenburgh                   50,000/0                       $ 25,250/$0

(1) Value based on the last sales price per share ($3.60) of the Company's Common Stock on June 30, 2001, as reported on the American Stock Exchange, less the exercise price.

REPORT OF THE ORGANIZATION AND COMPENSATION COMMITTEE

     The Company's Organization and Compensation Committee of the Board is responsible for determining the compensation of, and compensation policies with respect to, the executive officers of the Company, including the Chief Executive Officer. The Organization and Compensation Committee currently consists of Messrs. Demora, Mehmel and McPeak.

     The objectives of the Company's executive compensation program are to:

      - Attract and retain key executives of outstanding abilities who are critical to the long-term success of the Company;

      - Align executive compensation with the Company's financial performance, business strategies, values and objectives;

      - Enhance the profitability of the Company, and thereby enhance stockholder value, by linking the financial interests of the Company's executives with those of the stockholders; and

      -  Recognize and reward individual performance and responsibility.

EXECUTIVE COMPENSATION PROGRAM

    The Board, with guidance and input from the Organization and Compensation Committee, approves the executive compensation program on an annual basis, including specified levels of compensation for all executive officers. The Company's executive compensation program has been designed to implement the objectives described above and is composed of the following fundamental elements:

      - A base salary that is determined by individual contributions and sustained performance.

      - An annual cash bonus that is tied to corporate financial performance as well as the achievement of individual business-related objectives, including ability to address the corporate need to increase profitability.

      - A long-term incentive program that rewards executives when stockholder value is created through an increase in the market value of the Company's Common Stock.

     In general, the Organization and Compensation Committee intends that the overall total compensation opportunities provided to the executive officers should reflect competitive compensation for executives with corresponding responsibilities in selected comparable companies. To the extent determined to be appropriate, the Organization and Compensation Committee also considers general economic conditions, the Company's financial performance and the individual's performance in establishing the compensation opportunities of the executive officers. Total compensation opportunities for the executive officers are adjusted over time as necessary to meet this objective. Actual compensation earned by the executive officers reflects both their contributions to the Company's actual stockholder value creation and the Company's actual financial performance. While the targeted total compensation levels for the executive officers are intended to be competitive, compensation paid in any particular year may be more or less than the average, depending upon the Company's actual performance.

Base Salary

    Base salaries for executive officers are reviewed by the Organization and Compensation Committee and are set by the Board at the beginning of each fiscal year. In determining salary adjustments, the Board considers individual performance and contributions to the Company, external competitiveness, company performance and the recommendations of the Organization and Compensation Committee and management. The Board did not award across-the-board salary increases to the Company's executive officers for fiscal 2001. The Board believed that across-the-board salary increases were inappropriate given the Company's recent performance.

Annual Incentive Compensation

     Annual incentives for the Company's executive officers are intended to reflect the Company's belief that management can make significant contributions to enhance stockholder value by achieving Company objectives and maximizing earnings. Accordingly, the Company has developed a management bonus plan that awards cash bonuses based on the achievement of certain objectives, including addressing issues relating to improvement in long-term corporate earnings, actual performance versus budget, order backlog, acquisition of new business and overall Company profitability.

     Bonuses for executive officers are discretionary and are determined annually by the Board after a review of the recommendations of the Organization and Compensation Committee and management. Bonuses were paid in fiscal 2002 based upon performance in fiscal 2001.

Long-Term Incentive Compensation

     The Company's long-term incentive compensation program is implemented through the grant of stock options under the Company's 1991 Option Plan and 1998 Stock Incentive Plan. This program is intended to align executive interests with the long-term interests of stockholders by linking executive compensation with stockholder enhancement. In addition, the program motivates executives to improve long-term stock market performance by allowing them to develop and maintain a significant, long-term equity ownership position in the Company's Common Stock. Stock options are granted at prevailing market rates and generally will have value only if the Company's stock price increases in the future.

     Stock option awards are reviewed and considered by the Board, guided by input and recommendations from management for each participant, the financial results for the Company and the participant's present equity holdings in the Company. All executive officers, including the Chief Executive Officer, are eligible to receive awards under the Company's 1991 Option Plan and 1998 Stock Incentive Plan.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its Named Executive Officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. No Named Executive Officer received compensation exceeding this limit in fiscal year 2001. Although the Company does not currently intend to qualify its annual incentive awards as performance-based, it will continue to monitor the impact of Section 162(m) on the Company.

Chief Executive Officer Compensation

     In June 1998, Dr. Garrett became the Company's Chief Executive Officer. Dr. Garrett has a multi-year employment agreement with the Company that fixes his annual base salary at $250,000 per year. Dr. Garrett also is entitled to receive annual cash bonuses and stock options upon the satisfaction of agreed-upon performance goals and objectives. For fiscal 2001, Dr. Garrett earned a cash bonus of $6,700. See "Employment Agreements." The Organization and Compensation Committee believes that this compensation package is comparable to those of chief executive officers of selected comparable companies and reflects the Company's qualitative judgment of Dr. Garrett's expected contributions to the Company during the term of the agreement.

                                        Organization and Compensation Committee
                                        Julian D. Demora
                                        Robert F. Mehmel
                                        Merrill A. McPeak

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of the Company serves as the representative of the Board of Directors for general oversight of the Company's financial accounting and reporting, systems of internal control, audit process, and monitoring compliance with laws and regulations and standards of business conduct. The Board of Directors has adopted a charter for the Audit Committee, which is set out in full in Appendix A to this proxy statement. Management of the Company has primary responsibility for preparing financial statements of the Company as well as the Company's financial reporting process. PricewaterhouseCoopers, LLP, (PWC) acting as independent auditors, are responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles.

In this context, the Audit Committee hereby reports as follows:

   1. The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2001 with the Company's management.

   2. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees.

   3. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with PWC the matter of that firm's independence.

   4. Based on the review and discussion referred to in Items (1) through (3) above, the Audit Committee recommended to the Board of Directors of the Company, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2001, for filing with the Securities and Exchange Commission.

Each of the members of the Audit Committee is independent as defined under the listing standards of the American Stock Exchange.

                           Audit Committee
                           James Henderson
                           Jesse L. Krasnow

AUDIT FEES

     The aggregate fees billed by PWC for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended June 30, 2001, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $102,340.

FINANCIAL INFORMATION SYSTEM DESIGN AND IMPLEMENTATION FEES

     There were no fees billed by PWC for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended June 30, 2001.

ALL OTHER FEES

     The aggregate fees billed by PWC for services rendered to the Company for the fiscal year ended June 30, 2001, other than for services described above under "Audit Fees," were $33,179.


STOCK PERFORMANCE GRAPH

     The following graph compares cumulative stockholder return on the Company's Common Stock for the period from June 30, 1997 through June 30, 2001 with the cumulative total return for (i) a peer group index, determined by the Company consisting of CAE, Cubic Corporation, EDO Corporation, Evans & Sutherland Corp., Firearms Training Systems and United Industrial Corporation (the "Peer Group Index") and (ii) the Russell 3000 Aerospace Industry Index (the "Aerospace Industry Index").

     In the preceding fiscal years, the Company's stock performance graph compared the Company's stock performance with the performance of (i) the Russell 2000 Index and (ii) the Russell 3000 Index. Beginning in fiscal year 1999, the Company substituted the Peer Group Index for the Russell 2000 Index because the Company's Board of Directors determined that the Peer Group Index more accurately reflects the industry sector in which the Company competes as well as companies of similar size to the Company and, therefore, presents a better comparison of the performance of the Company's Common Stock against the capital stock of its peers than does the Russell 2000 Index.



                      COMPARATIVE FIVE-YEAR TOTAL RETURNS*
          ECC INTERNATIONAL CORP., RUSSELL 3000 AEROSPACE, PEER GROUP
                    (PERFORMANCE RESULTS THROUGH 6/30/2000)


                          1997           1998           1999           2000           2001
                          ----           ----           ----           ----           ----
ECC                       $100.00      $61.91           $ 75.00        $64.29       $ 68.57
R3000 Aerospace           $100.00      $99.38           $106.46        $94.08       $124.63
Peer Group                $100.00      $96.89           $ 72.35        $79.33       $ 49.21

Assumes $100 invested at the close of trading on the last trading day preceding the first day of the third preceding fiscal year in ECC common stock, Russell 3000 Aerospace, & Peer Group.

* Cumulative total return assumes reinvestment of dividends.
 Source: Russell/Mellon Analytical Services

                       RATIFICATION OF THE APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board has selected PricewaterhouseCoopers, LLP as the Company's independent public accountants for the fiscal year ending June 30, 2002, subject to ratification by stockholders at the Meeting. Although stockholder approval of the Board's selection of PricewaterhouseCoopers, LLP is not required by law, the Board believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Meeting, the Board will reconsider the matter. It is not expected that any representative of PricewaterhouseCoopers, LLP will be present at the Meeting. PricewaterhouseCoopers, LLP served as the Company's independent public accountants during fiscal 2001.

                                 OTHER MATTERS

     The Board knows of no business that will be presented for consideration at the Meeting other than as stated in the Notice of Meeting. If any other business properly comes before the Meeting, it is the intention of the persons named in the enclosed proxy to vote or otherwise act in accordance with their judgment on such matters.

    The Company will bear the entire cost of soliciting proxies. In addition to solicitations by mail, the Company's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. The Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries in whose names stock is held will be requested to forward proxy soliciting material to the owners of stock held in their names and the Company will reimburse them for their reasonable out-of-pocket expenses in connection with this service.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

     Any proposal that a stockholder of the Company wishes to be considered for inclusion in the Company's proxy statement and proxy for the Company's 2002 Annual Meeting of Stockholders (the "2002 Annual Meeting") pursuant to Rule 14a-8 under the Exchange Act must be submitted to the Secretary of the Company at its offices, 2001 West Oak Ridge Road, Orlando, Florida 32809-3803, no later than July 10, 2002.

     If a stockholder of the Company wishes to present a proposal before the 2002 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company's proxy statement and proxy, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice not less than 50 days nor more than 75 days prior to the 2002 Annual Meeting; provided that, in the event that less than 65 days' notice or prior public disclosure of the date of the 2002 Annual Meeting is given or made, notice by the stockholder must be received not later than the close of business on the 15th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. If a stockholder fails to provide timely notice of a proposal to be presented at the 2002 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal.

    WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY. IF YOU ARE PRESENT AT THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY.

                                      By Order of the Board of Directors,

                                      /s/ Melissa Van Valkenburgh

                                      Melissa Van Valkenburgh, Secretary

Dated:  October 30, 2001

                                                                     Appendix A

                             AUDIT COMMITTEE CHARTER

A. The Committee. The Audit Committee is a committee of the Board of Directors. Its primary function is to assist the Board in fulfilling its oversight responsibilities relating to:

      1. Corporate accounting, reporting practices of the Company and the quality and integrity of Company financial reports.

      2. Compliance with the law and maintenance of ethical standards by the Company.

      3. The maintenance by the Company of effective internal controls.

B. Membership. The membership of the Audit Committee shall consist of at least three (3) independent members of the Board of Directors. A committee member is "independent" if he is free of any relationship with the corporation that might interfere with his independence from management and the corporation.

C. Professional Qualification. Each member of the Audit Committee shall be "financially literate." "Financial literacy" means the ability to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement. At least one member of the Committee shall have accounting or financial management expertise as evidenced by past employment experience in finance or accounting, professional education in accounting, or comparable experience or background.

D. Selection. Audit Committee members and the Committee Chairman shall be designated by the Board of Directors upon the recommendation of the Organization and Compensation Committee. In making its recommendations, the Organization and Compensation Committee shall be mindful of the requirements for independence and financial literacy outlined above.

E. Meetings. The Audit Committee shall meet as required at the call of the Chairman, but not less than four times a year. The Committee may ask members of Management or others to attend the meeting and provide information as necessary.

F. Independent Accountant. The Audit Committee shall recommend to the Board of Directors selection of an Independent Accountant. In addition, the committee shall:

      1. Review the audit scope and plan of the Independent Accountant.

      2. Require the Independent Accountant to submit a written report annually disclosing all relationships with the Company that could impact independence and objectivity.

      3. Review with Management and the Independent Accountant at the completion of the annual examination:

            a. The Company's financial statements and related footnotes.

            b. The Independent Accountant's audit of the financial statements and its report thereon.

            c. Any significant adjustments, reclassifications, or additional disclosures proposed by the Independent Accountant.

            d. Any significant changes required in the Independent Accountant's audit plan.

            e. Any serious difficulties or disputes with Management encountered during the course of the audit.

            f. The committee shall take care to insure discussion of the quality, not just the acceptability, of all financial statements.


      4. Approve the compensation of the Independent Accountant.

G. Functions. In meeting its responsibilities, the Audit Committee is expected to:

      1. Provide an open avenue of communication among the Board of Directors, Management, and the Independent Accountant.

      2. Review and update the Audit Committee charter annually.

      3. Review with Management and the Independent Accountant, prior to release, SEC Forms 10Q and 10K.

      4. Review any other SEC filings containing financial statements of the Company.

      5. Review legal and regulatory matters that may have a material impact on the financial statements, including Company compliance policies and significant reports to regulators.

      6. Inquire of Management and the Independent Accountant about significant risks or exposures and review the steps taken by Management to minimize such risks to the Company.

      7. Review at least annually with the Independent Accountant the adequacy of the Company's internal controls, including computerized information systems and security.

      8. Review at least annually matters relating to the Company's prospective and retrospective taxation status.

      9. Review any significant changes in the Company's accounting principles or the methods of applying the Company's accounting principles.

      10. Meet with the Independent Accountant and Management in separate executive sessions to discuss any matters the committee or these groups believe should be discussed in private with the Committee.

      11. Review the Company's code of conduct.

      12. Review policies and procedures with respect to the CEO's expense account and perquisites.

      13. Review outside consulting, legal or other fee arrangements that exceed $50,000 annually.

      14. Report Committee actions to the Board of Directors with such recommendations, as the Committee may deem appropriate.

      15. Prepare a letter for inclusion in the proxy statement that describes the committees composition and general responsibilities, pursuant to SEC regulations.

H. Other. The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The committee shall be empowered to retain independent council, accountants, or others to assist in the conduct of any investigation.

                            ECC INTERNATIONAL CORP.

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 30, 2001

                      THIS PROXY IS SOLICITED ON BEHALF OF
                     THE BOARD OF DIRECTORS OF THE COMPANY
                   AND SHOULD BE RETURNED AS SOON AS POSSIBLE


         The undersigned, having received notice of the Annual Meeting of Stockholders and the Board of Directors' proxy statement therefor, and revoking all prior proxies, hereby appoint(s) James C. Garrett and Jesse L. Krasnow, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of ECC INTERNATIONAL CORP. (the "Company") to be held on Friday, November 30, 2001 at 10:00 a.m. at ECC International Corp., 2001 West Oak Ridge Road, Orlando, Florida, and any adjournments thereof, and there to vote and act upon the following matters proposed by the Company in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present. None of the following proposals are conditioned upon the approval of any of the other proposals.

         In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO SIGN, DATE AND MAIL THIS PROXY IN THE ACCOMPANYING ENVELOPE.

         A VOTE "FOR" ALL DIRECTOR NOMINEES AND A VOTE "FOR" PROPOSAL NUMBER 2 IS RECOMMENDED BY THE BOARD OF DIRECTORS.

         IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.


                             *FOLD AND DETACH HERE*

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" ALL DIRECTOR NOMINEES AND "FOR" PROPOSAL NUMBER 2.

                                                             Please mark
                                                             your votes as
                                                             indicated in    [X]
                                                             this example.


1.     To elect the following nominees for director
       (except as marked to the right):

       FOR all nominees                  WITHHOLD
       listed to the right               AUTHORITY
       (except as marked         to vote for all nominees
       to the contrary)              listed to the right

          [  ]                             [  ]

      01 Julian J. Demora, 02 James C. Garrett, 03 James R. Henderson, 04 Jesse
      L. Krasnow, 05 Warren G. Lichtenstein, 06 Merrill A. McPeak and 07 Robert
      F. Mehmel

      (Instruction: To withhold a vote for an individual nominee, write the name of such nominee in the space provided below. Your shares will be voted for the remaining nominees.)

         --------------------------------------------------------------

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the current year.

          FOR  [ ]            AGAINST  [ ]             ABSTAIN [ ]

                                                    MARK HERE IF YOU PLAN
                                                    TO ATTEND THE MEETING    [ ]

                                                    MARK HERE FOR ADDRESS
                                                    CHANGE AND NOTE AT LEFT  [ ]


                             DATED:___________________________, 2001

                             _______________________________________
                                           Signature

                             _______________________________________
                                   Signature if held jointly

                             NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS
                             HEREON. WHEN SHARES ARE HELD BY JOINT OWNERS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AUTHORIZED OFFICER, GIVING FULL TITLE. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON, GIVING FULL TITLE.



                             *FOLD AND DETACH HERE*